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                      CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the inclusion in this current report on Form 8-K dated August 6, 1998 of Details Capital Corp. and Details Inc. of our report dated February 20, 1998 on our audit of the consolidated financial statements of Dynamic Circuits Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997.



                                              PricewaterhouseCoopers LLP


San Jose, California
August 6, 1998